UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Commerce Street, Nashville, TN  37203
(Address of principal executive offices)
(Zip Code)
(615) 622-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AllianceBernstein Appointment of Jackie Marks as Chief Financial Officer and Transition of Bill Siemers from Interim Chief Financial Officer to Senior Advisor

On January 8, 2024 AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (together with ABLP, “AB”) announced the appointment of Jackie Marks as Chief Financial Officer (“CFO”), effective March 1, 2024. Bill Siemers will remain acting Interim Chief Financial officer until February 29, 2024, at which point he will transition into the role of a Senior Advisor to AB.

Ms. Marks, age 45, joins the firm with more than 20 years of relevant experience, most recently serving as CFO of Condé Nast Publications from March 2021 to March 2023. Prior to joining Condé Nast, Ms. Marks served as CFO at Mercer from April 2018 to March 2021. Previously, she served in various leadership positions at Thompson Reuters from August 2003 to April 2018.

In connection with Ms. Marks' appointment as CFO, Ms. Marks and AB entered into a letter agreement dated December 20, 2023 (the “Agreement”) setting forth Ms. Marks' compensation, certain other terms and the commencement of her employment effective January 8, 2024 and the appointment to CFO effective March 1, 2024. Pursuant to the Agreement, Ms. Marks (i) will receive a gross base salary at an annualized rate of $400,000; (ii) will be eligible to participate in AB’s year-end compensation program, and for fiscal year 2024 AB has agreed that she will receive an annual bonus of $2,400,000, which will be allocated 60% in cash and 40% in the form of long term incentive equity compensation; (iii) will receive a standard relocation package; and (iv) will be eligible to receive a one-time special award (the “Special Award”) of restricted limited partnership units (“Restricted Units”) in AllianceBernstein Holding L.P. (“Holding”) with a target grant date fair value of approximately $2,200,000. This Special Award is contingent upon Ms. Marks' relocation to Nashville, TN by August 30, 2025. The grant date of the Special Award will be the date of Ms. Marks’ relocation to Nashville, TN. The quantity of Restricted Units will be determined by dividing the dollar value of the Special Award by the closing price on the New York Stock Exchange of a limited partnership unit in Holding on the grant date. The Special Award will vest in annual increments of 33.3% over three years beginning on December 1 in the year the award is delivered, subject to continued employment. The long term incentive equity compensation and Restricted Units will be granted under, and subject to the terms and conditions of, the Company’s Long Term Incentive Compensation Plan and applicable award agreements.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

There are no arrangements or understandings between Ms. Marks and any other person pursuant to which she will be appointed as an officer of the Company. Ms. Marks does not have any family relationship with any director or other executive officer of the Company and is not party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

AB and Mr. Siemers have agreed that as Senior Advisor to AB, Mr. Siemers will continue to receive his base salary for the remainder of 2024, and he will receive a prorated bonus for the period of his service as Interim Chief Financial Officer in 2024.

Item 7.01.    Regulation FD Disclosure.

On January 8, 2024 the Company issued a press release announcing the senior management changes discussed in Item 5.02 above, which is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 including Exhibit 99.01 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in this filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.01, that is required to be disclosed solely by Regulation FD.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.01    News release announcing AB managerial changes.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: January 8, 2024	By:	/s/ Mark Manley
Mark Manley Corporate Secretary